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                                 LOAN AGREEMENT


                              ---------------------


                   U.S. RESTAURANT PROPERTIES BUSINESS TRUST I




                                       and




                       MORGAN KEEGAN MORTGAGE COMPANY INC.


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                                  $20,000,000




                                 April 29, 1996




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                                TABLE OF CONTENTS

                                 LOAN AGREEMENT

                                                                            Page
                                                                            ----
ARTICLE I - Definitions and References  . . . . . . . . . . . . . . . . . . . .1
     Section 1.1. Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.2. Exhibits and Schedules; Additional Definitions. . . . . . . .8
     Section 1.3. Amendment of Defined Instruments. . . . . . . . . . . . . . .8
     Section 1.4. References and Titles . . . . . . . . . . . . . . . . . . . .8
     Section 1.5. Calculations and Determinations . . . . . . . . . . . . . . .8

ARTICLE II - The Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 2.1. Advances. . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 2.2. Requests for Advances . . . . . . . . . . . . . . . . . . . .9
     Section 2.3. Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .9
     Section 2.4. Facility Fee. . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 2.5. Optional Prepayments. . . . . . . . . . . . . . . . . . . . 10
     Section 2.6. Payments to Lender. . . . . . . . . . . . . . . . . . . . . 10
     Section 2.7. Reimbursable Taxes. . . . . . . . . . . . . . . . . . . . . 10

ARTICLE III - Conditions Precedent to Lending . . . . . . . . . . . . . . . . 11
     Section 3.1. Documents to be Delivered . . . . . . . . . . . . . . . . . 11
     Section 3.2. Additional Conditions Precedent . . . . . . . . . . . . . . 12

ARTICLE IV - Representations and Warranties . . . . . . . . . . . . . . . . . 14
     Section 4.1. Borrower's Representations and Warranties . . . . . . . . . 14
     Section 4.2. Representation by Lender. . . . . . . . . . . . . . . . . . 20

ARTICLE V - Covenants of Borrower . . . . . . . . . . . . . . . . . . . . . . 20
     Section 5.1. Affirmative Covenants . . . . . . . . . . . . . . . . . . . 20
     Section 5.2. Negative Covenants. . . . . . . . . . . . . . . . . . . . . 32

ARTICLE VI - Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     Section 6.1. The Security. . . . . . . . . . . . . . . . . . . . . . . . 33
     Section 6.2. Agreement to Deliver Security Documents . . . . . . . . . . 33
     Section 6.3. Perfection and Protection of Security Interests and Liens . 34
     Section 6.4. Accounts; Offset. . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE VII - Events of Default and Remedies. . . . . . . . . . . . . . . . . 34
     Section 7.1. Events of Default . . . . . . . . . . . . . . . . . . . . . 34
     Section 7.2. Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . 37
     Section 7.3. Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE VIII - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . 38
     Section 8.1. Waivers and Amendments; Acknowledgments . . . . . . . . . . 38
     Section 8.2. Survival of Agreements; Cumulative Nature . . . . . . . . . 39

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     Section 8.3. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Section 8.4. Parties in Interest . . . . . . . . . . . . . . . . . . . . 40
     Section 8.5. Governing Law; Submission to Process. . . . . . . . . . . . 40
     Section 8.6. Limitation on Interest. . . . . . . . . . . . . . . . . . . 40
     Section 8.7. Termination; Limited Survival . . . . . . . . . . . . . . . 41
     Section 8.8. Severability. . . . . . . . . . . . . . . . . . . . . . . . 41
     Section 8.9. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 8.10. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. . . . . . . . 42

SCHEDULES AND EXHIBITS:

Schedule 1 -   Disclosure Schedule

Exhibit A -    Promissory Note
Exhibit B -    Request for Advance
Exhibit C -    Certificate Accompanying Financial Statements
Exhibit D -    Opinion of Middleberg, Riddle & Gianna, counsel for Borrower
Exhibit E -    Subordination Agreement

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                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT is made as of April 29, 1996, by and between U.S. RESTAURANT PROPERTIES BUSINESS TRUST I, a Delaware business trust organized under the Delaware Business Trust Act ("BORROWER"), and MORGAN KEEGAN MORTGAGE COMPANY INC., a Tennessee corporation ("LENDER"). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                     ARTICLE I - DEFINITIONS AND REFERENCES

     Section 1.1. DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "ADA" means The Americans with Disabilities Act of 1990, 42 U.S.C. Sections 12101 et seq., and regulations thereunder.

     "ADVANCE" has the meaning given it in Section 2.1.

     "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

With respect to Borrower, "AFFILIATE" includes, without limitation, each of its Owners.

     "AGREEMENT" means this Loan Agreement.

     "BANK FACILITY DATE" means the first Business Day occurring after the date of this Agreement on which U.S. Restaurant Properties Master L.P., U.S. Restaurant Properties Operating L.P. or any affiliate thereof obtains one or more committed credit facilities from one or more third-party lenders, under which facility or facilities either of such partnerships or any affiliate thereof shall have the ability to borrow an aggregate of not less than $60 million, inclusive of any borrowings outstanding on the date such facility or facilities become available.

     "BASE RATE" means (a) three percent (3%) per annum, PLUS (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the first Business Day of each month, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term of one month and in an amount of $1,000,000 (or, if such Page shall cease to be publicly

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available or if the information contained on such Page, in Lender's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by Lender that, in Lender's sole judgment, accurately reflects such London Interbank Offered Rate), as adjusted by the Reserve Percentage; PROVIDED, in the event such London Interbank Offered Rate shall not be available or Lender shall not be able to determine such London Interbank Offered Rate, "BASE RATE" shall mean the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank (National Association), Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's 'base' or other rate determined by Lender to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Lender shall, during such period, determine the "Base Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks. The Base Rate shall in no event, however, exceed the Highest Lawful Rate. Notwithstanding the foregoing, the Base Rate applicable to the month during which the first Advance is made hereunder shall be determined as of the Business Day of such month on which such Advance is funded by Lender, rather than as of the first Business Day of such month.

     "BORROWER" means U.S. Restaurant Properties Business Trust I, a Delaware business trust organized under the Delaware Business Trust Act.

     "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Memphis, Tennessee.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, "CERCLIS" has the meaning given such term under CERCLA, and "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

     "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "DEBT" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "DECLARATION OF TRUST" means that certain Declaration of Trust of U.S. Restaurant Properties Business Trust I, dated January 23, 1996, by and among U.S. Restaurant Properties Operating L.P., Resident Trustee and Managing Trustees.

     "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

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     "DISCLOSURE REPORT" means either a notice given by Borrower under
Section 5.1(e) or a certificate given by the Managing Trustees of Borrower under Section 5.1(b)(ii).

     "DISCLOSURE SCHEDULE" means Schedule 1 hereto.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "EQUITY FUNDING DATE" means the date on which U.S. Restaurant Properties Master L.P. receives the net proceeds from the currently proposed registered public offering of its limited partnership units, with respect to which a registration statement (registration no. 333-2675) has been filed with the Securities and Exchange Commission.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA PLAN" means any employee pension benefit plan subject to Title IV of ERISA maintained by Borrower or any of its Affiliates with respect to which Borrower has a fixed or contingent liability.

     "EVENT OF DEFAULT" has the meaning given it in Section 7.1.

     "FHAA" means the Fair Housing Amendments Act of 1988, 42 U.S.C. Sections 3601 et seq., and regulations thereunder.

     "FISCAL QUARTER" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

     "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

     "FRANCHISEE" means (i) any Person operating any Restaurant Property as a franchisee of (a) Burger King Corporation, a Florida corporation, or its successors or assigns or (b) any other national franchisor of fast-food, casual dining or other restaurant concepts, and (ii) any other Person operating a Restaurant Property (a "Tenant").

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any

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accounting principle or practice is required by the Financial Accounting
Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Lender and Lender agrees to such change insofar as it affects the accounting of Borrower.

     "GROUND LEASE" means any real property lease agreement between any Lessor and Borrower regarding the lease of any Restaurant Property by such Lessor to Borrower.

     "HAZARDOUS MATERIALS" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "HIGHEST LAWFUL RATE" means the maximum nonusurious rate of interest that Lender is permitted under applicable law to contract for, take, charge, or receive with respect to the Loan.

     "INITIAL FINANCIAL STATEMENTS" means the unaudited monthly financial statements of Borrower dated as of February 29,1996.

     "LATE PAYMENT RATE" means, at the time in question, two percent (2%) per annum plus the Base Rate then in effect. The Late Payment Rate shall in no event, however, exceed the Highest Lawful Rate.

     "LENDER" means Morgan Keegan Mortgage Company Inc., a Tennessee corporation, and its successors and assigns.

     "LESSOR" means any Person who leases any Restaurant Property to Borrower pursuant to any Ground Lease.

     "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "LIEN" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.


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     "LOAN" has the meaning given it in Section 2.1.

     "LOAN DOCUMENTS" means this Agreement, the Note, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower, Trustees, Owners, or any of their Affiliates, properties, business or prospects).

     "MANAGING TRUSTEE" means each of Robert J. Stetson and Fred Margolin. "MANAGING TRUSTEE" means, collectively, each Managing Trustee.

     "NOTE" has the meaning given it in Section 2.1.

     "OBLIGATIONS" means the sum of (a) all Debt from time to time owing by Borrower to Lender under or pursuant to any of the Loan Documents, plus (b) all other Debt from time to time owing by Borrower to Lender. "OBLIGATION" means any part of the Obligations.

     "OPERATING LEASE" means any real property lease agreement between Borrower, as lessor, and a Franchisee, as lessee, regarding the lease of any Restaurant Property by Borrower to such Franchisee.

     "OWNER" means each of U.S. Restaurant Properties Operating L.P., a Delaware limited partnership, and U.S. Restaurant Properties Master L.P., a Delaware limited partnership, which together own all of the beneficial ownership interest of Borrower. "OWNERS" means, collectively, each Owner.

     "PERMITTED INVESTMENTS" means investments:

          (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

          (b) in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

          (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency.

          (d) in money market mutual funds which are rated by either Rating Agency at the time at which an investment is made in its highest short-term rating category.


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     As used in the foregoing definition (and elsewhere herein), "RATING AGENCY"
     means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "PROHIBITED LIEN" means any Lien not expressly allowed under Section
7.1(p).

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "REQUEST FOR ADVANCE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.2.

     "RESERVE PERCENTAGE" means the maximum reserve requirement, as determined by Lender (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to Lender under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D), were Lender to have any such "Eurocurrency liabilities". If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

     "RESTAURANT PROPERTY" means all real and personal property constituting any restaurant property or facility owned or leased by Borrower.

     "RESTRICTED DEBT" of any Person means Debt in any of the following categories:

          (a)  Debt for borrowed money,

          (b) Debt constituting an obligation to pay the deferred purchase price of property or services,

          (c)  Debt evidenced by a bond, debenture, note or similar instrument,

          (d) Debt which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

          (e) Debt arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements (excluding only option contracts giving such Person the right - and not the duty - to buy or sell goods expected to be bought or sold by such Person in


                                       6

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     the ordinary course of its business, so long as such Person has no obligation other than the initial payment in full of the purchase price for the option),

          (f) Debt constituting principal under leases capitalized in accordance with GAAP,

          (g) Debt arising under conditional sales or other title retention agreements,

          (h) Debt owing under direct or indirect guaranties of Debt of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Debt, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

          (i) Debt (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Debt arises out of or in connection with the sale of the same or similar securities or property,

          (j) Debt with respect to letters of credit or applications or reimbursement agreements therefor OR

          (k) Debt with respect to obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Restricted Debt" of any Person shall not include Debt that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Debt is outstanding more than ninety (90) days past the original invoice or billing date therefor.

     "SECURITY DOCUMENTS" means all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by Borrower to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of Borrower's other duties and obligations under the Loan Documents.

     "SUBORDINATION AGREEMENT" means those certain Subordination Agreements among Lender, as senior creditor, Comerica Bank-Texas and Compass
Bank-Dallas, as subordinate creditors, Borrower and U.S. Restaurant Properties Operating L.P., substantially in the form attached hereto as Exhibit E.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization


                                       7

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which is directly or indirectly (through one or more intermediaries)
controlled by or owned fifty percent or more by such Person.

     "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of Borrower or any of its Affiliates from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or
(e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "TRUSTEE" means each of Robert J. Stetson, Fred Margolin and Mark A. Ferrucci. "TRUSTEES" means, collectively, each Trustee.

     Section 1.2. EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

     Section 1.3. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof', "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5. CALCULATIONS AND DETERMINATIONS. All calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the


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first day but excluding the last) and a year of 365 or 366 days, as appropriate.  Each determination by Lender of amounts to be paid under
Section 2.7 or any other matters which are to be determined hereunder by Lender (such as any Base Rate, Business Day, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Lender otherwise consents all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                              ARTICLE II - THE LOAN

     Section 2.1. ADVANCES. Subject to the terms and conditions hereof, Lender agrees to make advances to Borrower ("ADVANCES") from time to time prior to the earlier of the Bank Facility Date and November 30,1996, so long as the aggregate amount of Advances made does not exceed (i) $20,000,000, prior to the Equity Funding Date, and (ii) $13,000,000, after the Equity Funding Date, determined in either case as of the date on which the requested Advance is to be made. Each Advance must be greater than or equal to $1,000,000 or must equal the unadvanced portion of such $20,000,000 or $13,000,000, as applicable. The obligation of Borrower to repay to Lender the aggregate amount of all Advances made by Lender (the "Loan"), together with interest accruing in connection therewith, shall be evidenced by a single promissory note (the "Note") made by Borrower payable to the order of Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on the Note at any given time shall be the aggregate amount of all Advances theretofore made minus all payments of principal theretofore received by Lender on the Note. Interest on the Note shall accrue and be due and payable as provided herein and therein. Amounts borrowed and repaid hereunder may not be reborrowed hereunder.

     Section 2.2. REQUESTS FOR ADVANCES. Borrower must give at least three Business Days' prior written notice, or telephonic notice promptly confirmed in writing, of any requested Advance. Each such written request or confirmation must be made in writing in the form and substance of the "Request for Advance" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty;, acknowledgment and agreement by Borrower as to the matters which are to be set out in such written confirmation. If all conditions precedent to such Advance have been met, Lender will on the date requested make such Advance available to Borrower in immediately available funds at Lender's office in Memphis, Tennessee.

     Section 2.3. USE OF PROCEEDS. Borrower shall use all funds from Advances to refinance the acquisition of Restaurant Properties acquired by Borrower prior to the date hereof and to finance the acquisition of Restaurant Properties to be acquired by Borrower after the date hereof. In no event shall the funds from any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any; "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Lender that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     Section 2.4. FACILITY FEE. In consideration of Lender's commitment to make Advances, Borrower will pay to Lender (i) a commitment fee in the amount of $100,000, which is due and payable on the date hereof, and (ii) a facility fee equal to one percent (1%) of the aggregate amount of Advances, such fee not to exceed $100,000, which shall be due and payable on the earlier of (I) the Bank Facility Date, (II) November 30,1996, and (III) the date on which all principal and accrued interest on the Note is paid in full. Borrower and Lender acknowledge and agree that any amounts payable by Borrower in respect of the facility fee contemplated by clause (ii) of this Section 2.4 may be credited against, and therefore reduce on a dollar-for-dollar basis, fees and expenses owed by Borrower and/or its affiliates to Lender and/or its affiliates in connection with one or more securitization transactions involving the sale or placement of commercial mortgage-backed securities.

     Section 2.5. OPTIONAL PREPAYMENTS. Borrower may, upon three Business Days' notice to Lender, from time to time and without premium or penalty prepay the Note, in whole or in part, so long as each partial prepayment of principal on the Note is greater than or equal to $1,000,000. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.6. PAYMENTS TO LENDER. Borrower will make each payment which it owes under the Loan Documents not later than 11:00 a.m., Memphis, Tennessee time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds by wire transfer to Lender pursuant to the wiring instructions set forth below Lender's signature hereto. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note. When Lender collects or receives money on account of the Obligations which is insufficient to pay all Obligations then due and payable, Lender may apply such money as it elects to the various Obligations which are then due and payable.

     Section 2.7. REIMBURSABLE TAXES. Borrower covenants and agrees that:

          (a) Borrower will indemnify Lender against and reimburse Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement

     (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any corporate franchise taxes, taxes based on capital, or taxes imposed on or measured by the overall net income of Lender or any lending office of Lender (all such non-excluded taxes, levies, costs and charges, collectively, "REIMBURSABLE TAXES" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

          (b) All payments on account of the principal of, and interest on, the Loan and the Note, and all other amounts payable by Borrower to Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Lender after such deduction or withholding to equal the amount which would have been receivable i~ the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Lender an official receipt or other official document evidencing payment of such deduction or withholding.

                  ARTICLE III - CONDITIONS PRECEDENT TO LENDING

     Section 3.1. DOCUMENTS TO BE DELIVERED. Lender has no obligation to make the first Advance unless Lender shall have received all of the following, at Lender's office in Memphis, Tennessee, duly executed and delivered and in form, substance and date satisfactory to Lender:

          (a)  The Note.

          (b) An "Omnibus Certificate" of the Managing Trustees of Borrower, which shall contain their names and signatures and the names and signatures of any other representatives of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Managing Trustees of Borrower and in full force and effect at the time this Agreement is entered in\o, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the certificate of trust of Borrower and all amendments thereto, certified by the Delaware Secretary of State, and (iii) a copy of the Declaration of Trust of Borrower and all amendments thereto.

          (c) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in Delaware, issued by the Delaware Secretary of State.

          (d) A "Compliance Certificate" of the Managing Trustees of Borrower, of even date with such Advance, in which such Managing Trustees certify to the


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

     satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 3.2.

          (e)  A Certificate of Non-Foreign Status of Borrower.

          (f) A favorable opinion of Messrs. Middleberg, Riddle & Gianna, counsel for Borrower, substantially in the form set forth in Exhibit D, together with the certificate provided for in such Exhibit.

     Section 3.2. ADDITIONAL CONDITIONS PRECEDENT. Lender has no obligation to make any Advance (including the first) unless the following conditions precedent have been satisfied:

          (a) All representations and warranties made by Borrower in any Loan Document shall be true on and as of the date of such Advance (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Advance.

          (b)  No Default shall exist at the date of such Advance.

          (c) No material adverse change shall have occurred to Borrower's financial condition or businesses since the date of this Agreement.

          (d) Borrower shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Advance.

          (e) Borrower shall have furnished Lender with a listing of the Restaurant Properties to be financed or refinanced by such Advance, together with a true and correct copy of the closing statement (or proposed closing statement) prepared in connection with the acquisition of each such Restaurant Property. The unpaid principal balance of the Loan, after the making of such requested Advance, shall not exceed fifty percent (50%) of the lesser of (i) the aggregate acquisition cost of or (ii) the aggregate value of all Restaurant Properties subject to first priority Liens in favor of Lender pursuant to the Security Documents.

          (f) With respect to each Restaurant Property to be financed or refinanced by such Advance, Borrower shall have furnished Lender with:

               (i) An appropriate version of the Subordination Agreement, if applicable, duly executed by the subordinate creditors named therein, Security Documents in form and substance satisfactory to Lender granting to Lender first priority Liens on each such Restaurant Property and a certificate of Borrower's good standing and due qualification to do business issued by appropriate officials of each state in which such Restaurant Properties are located and in which such good standing and/or due qualification certifications are available;

               (ii) policies of mortgage title insurance with respect to each such Restaurant Property, on the ALTA standard loan policy, revised coverage, most recent form, and dated no earlier than the date of such Advance, insuring Lender of a valid first mortgage Lien on each such Restaurant Property against loss in an amount satisfactory to Lender in its sole discretion, and containing no exceptions other than (A) Liens permitted under Section 7.1(p), (B) Liens against leasehold interests or equipment of a Franchisee, and (C) such restrictive covenants and exceptions as do not, in the reasonable judgment of Lender, individually or in the aggregate impair the value or use of any Restaurant Property or the Collateral as a whole, and containing such endorsements and affirmative coverages as may be required by Lender;

               (iii) a favorable report of an environmental consulting firm acceptable to Lender regarding its environmental assessment of each such Restaurant Property, in scope and results acceptable to Lender;

               (iv) true and correct copies of original insurance policies covering each such Restaurant Property and complying with the requirements of Section 5.1(i);

               (v) a true and correct copy of any Ground Lease covering any such Restaurant Property, together with an estoppel letter related thereto duly executed and delivered by the Lessor party to such Ground Lease and acceptable to Lender; and

               (vi) a true and correct copy of the Operating Lease covering each such Restaurant Property and an estoppel letter related thereto duly executed and delivered by the Franchisee party to such Operating Lease and acceptable to Lender.

     (g) The making of such Advance shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

     (h) Lender shall have received all documents and instruments which Lender has then requested, in addition to those described in Section 3.1 and in subsections (e) and (f) of this Section 3.2 (including opinions of legal counsel for Borrower and Lender; organizational documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of Trustees and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower in this Agreement and the other Loan Documents,
(ii) the satisfaction of all conditions contained herein or therein, and
(iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Lender in form, substance and date.

          (i) All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be satisfactory to Thompson & Knight, P.C., counsel to Lender.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

     Section 4.1. BORROWER'S REPRESENTATIONS AND WARRANTIES. To confirm Lender's understanding concerning Borrower and Borrower's business, properties and obligations and to induce Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lender that:

          (a) NO DEFAULT. Borrower is not in default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

          (b) ORGANIZATION AND GOOD STANDING. Borrower is duly organized, validly existing and in good standing under the laws of its state of organization, having all powers as a Delaware business trust required to carry on its business and enter into and carry out the transactions contemplated hereby. Borrower is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Borrower does not conduct or transact business or own property outside the United States. Borrower is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Borrower is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as defined therein and regulations promulgated thereunder).

          (c) AUTHORIZATION. Borrower has duly taken all action as a Delaware business trust necessary to authorize the execution and delivery by it of the Loan Documents and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder and to grant Liens in the Collateral to Lender. Each Managing Trustee has all necessary power and authority to execute and deliver the Loan Documents on behalf of Borrower as a managing trustee of Borrower.

          (d) NO CONFLICTS OR CONSENTS. The execution and delivery by each Trustee, as trustee of Borrower, and Borrower of the Loan Documents, the performance by Borrower of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any domestic or foreign law, statute, rule or regulation, (2) the certificate of trust, Declaration of Trust, trust agreement or any other organizational document of Borrower, or (3) any agreement, judgment, license, order or permit applicable to or binding upon Borrower, (ii) result in the acceleration of any Debt owed by Borrower, or (iii) result in or require the creation of any Lien upon any assets or properties of Borrower except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by each Trustee, as trustee of Borrower, and Borrower of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

          (e) ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of Borrower, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

          (f) INITIAL FINANCIAL STATEMENTS. The Initial Financial Statements fairly present Borrower's financial position at the date thereof and the results of Borrower's operations and Borrower's cash flows for the periods thereof. Since the date of the Initial Financial Statements no material adverse change has occurred in Borrower's financial condition or businesses or in Borrower's financial condition or businesses, except as reflected in the Disclosure Schedule or a Disclosure Report. All Initial Financial Statements were prepared in accordance with GAAP.

          (g) OTHER OBLIGATIONS AND RESTRICTIONS. Borrower has no outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, Borrower is not subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is materially likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of Borrower.

          (h) FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by Borrower, Trustees, Owners or any of their respective Affiliates to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower, Trustees, Owners or any of their respective Affiliates (other than industry-wide risks normally associated with the type of business conducted by Borrower) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Borrower, Trustees, Owners or any of their respective Affiliates (other than industry-wide risks normally associated with the type of business conducted by Borrower) that has not been disclosed to Lender in writing which could materially and adversely affect Borrower's properties, business, prospects or condition (financial or otherwise). Borrower has heretofore delivered to Lender true, correct and complete copies of the Initial Financial Statements.

          (i) LITIGATION. Except as disclosed in a Disclosure Report: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower, Trustees, Owners or any of their respective Affiliates threatened, against Borrower before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may materially and adversely affect Borrower, any Collateral, Borrower's ownership or use of any of its assets or properties, its businesses or then financial condition or prospects, or the right or ability of Borrower to enter into the Loan Documents or to consummate the transactions contemplated thereby or to perform its obligations thereunder, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against Borrower, Trustees, Owners or any of their respective Affiliates, or Borrower's, Owners' or any of their respective Affiliates' stockholders, partners, trustees, directors or officers which have or may have any such effect.

          (j) NO AGREEMENTS TO SELL ASSETS. Except as disclosed in the Disclosure Schedule, none of Borrower, Trustees, Owners or any of their respective Affiliates has any legal obligation, absolute or contingent, to any Person to sell any Restaurant Property or any other assets of Borrower constituting Collateral hereunder (other than sales in the ordinary course of business), or to effect any merger, consolidation or other reorganization of Borrower or to enter into any agreement with respect thereto.

          (k) LEASES AND SECURITY DOCUMENTS. Each Ground Lease and each Operating Lease (i) constitutes the legal, valid and binding obligation of the parties thereto, and (ii) permits the rights, titles and interests of Borrower thereunder to be encumbered by the Security Documents. Neither Borrower, any Lessor, any Franchisee nor any other Person is in default under, and Buyer is not aware of the existence of any circumstance which with the passage of time could give rise to a default under, any Ground Lease or any Operating Lease. There are no amendments, modifications or supplements to any Ground Lease or any Operating Lease, other than amendments, modification or supplements copies of which have been furnished to Lender. Borrower has not received any notices under any Ground Lease or any Operating Lease with respect to Borrower's compliance or noncompliance therewith, other than notices copies of which have been furnished to Lender. No Ground Lease nor any Operating Lease (including any lessee option to extend such Ground Lease or Operating Lease) will expire prior to November 30, 1996. Lender has first and prior Liens on Borrower's fee simple absolute interest to, or leasehold interest in, each Restaurant Property, and first and prior Liens on all other real and personal property owned by Borrower, including without limitation all of Borrower's right, title and interest under each Ground Lease and each Operating Lease. All tangible Collateral is located at Restaurant Properties subject to Security Documents. No real property subject to any Security Document is a business or residential homestead.

          (l) LABOR DISPUTES AND ACTS OF GOD. Except as disclosed in a Disclosure Report, neither the business nor the properties of Borrower has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which do or may materially and adversely affect Borrower, its ownership or use of any of its assets or properties, its businesses or then financial condition or prospects.

          (m) ERISA LIABILITIES. There are no currently existing ERISA Plans except as listed in a Disclosure Report. Except as disclosed in a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and Borrower is in compliance with ERISA in all material respects. Borrower is not required to contribute to, or has any other absolute or contingent liability in respect of, any "multi-employer plan" as defined in Section 4001 of ERISA. Except as set forth in a Disclosure
     Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

          (n) ENVIRONMENTAL AND OTHER LAWS. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (i) Borrower is conducting its businesses in material compliance with all applicable federal, state or local laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such laws; (ii) none of the operations or properties of Borrower is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at off-site locations) of any Hazardous Materials; (iii) Borrower has not (and to the best knowledge of Borrower, Trustees, and Owners, no other Person has) filed any notice under any federal, state or local law indicating that Borrower is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of Borrower; (iv) Borrower has not transported or arranged for the transportation of any Hazardous Material to any location which is (1) listed on the National Priorities List under CERCLA, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its CERCLIS List, or listed on any similar state list or (2) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Borrower for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); (v) Borrower otherwise has no known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials and (vi) the Collateral and the intended use thereof by Borrower comply with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health, safety and environmental laws and regulations, laws relating to the disabled (including but not limited to the ADA and/or the FHAA and all other applicable laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions. Borrower or Borrower's tenants have obtained all requisite zoning, utility, building, health and operating permits from the governmental authority or municipality having jurisdiction over the Collateral. Without limitation of the foregoing, no asbestos, material containing asbestos which is or may become friable or material containing asbestos deemed hazardous by Environmental Laws has been installed in any Collateral and no Collateral nor Borrower is in violation of or subject to any existing, pending or, to the best knowledge of Borrower, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Environmental Laws pertaining to health, safety or the environment, including without limitation CERCLA and RCRA, and this representation would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any Collateral and Borrower. Borrower has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of any Collateral by reason of any Environmental Laws. Borrower undertook, at the time of acquisition of any Collateral, all appropriate inquiry into the previous ownership and uses of such Collateral consistent with good commercial or customary practice. Borrower has taken all steps necessary to determine and has determined that no hazardous substances or solid wastes have been disposed of or otherwise released on or to any Collateral. The use which Borrower makes and intends to make of any Collateral will not result in the disposal or other release of any hazardous substance or solid waste on or to such Collateral. As used herein, the term "RELEASE" shall have the meaning specified in CERCLA, and the terms "SOLID WASTE" and "DISPOSAL" (or "DISPOSED") shall have the meanings specified in RCRA, and the term "HAZARDOUS SUBSTANCE" shall mean: (i) any "hazardous substance" as defined in CERCLA and regulations promulgated thereunder; (ii) any "hazardous waste" as defined in RCRA and regulations promulgated thereunder; (iii) any petroleum, including crude oil or any fraction thereof which is not otherwise specifically listed or designated as a hazardous substance under the definition of hazardous substance in CERCLA as well as natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and other petroleum products and by-products;
     (iv) formaldehyde, urea, polychlorinated biphenyls, radon, and "source", "special nuclear" and "by-product" material as defined in the Atomic
     Energy Act of 1985, 42 U.S.C. Sections 3011 A SEQ.; (v) any material defined as hazardous or toxic under any statute or regulation of the State of Texas or any agency thereof; and (vi) any other material or substance which is toxic, ignitable, reactive or corrosive and which is regulated by any Environmental Law; provided, (1) all such terms shall be deemed to include all similar terms used in any Environmental Law or regulations thereunder (including by way of example, but not limitation, pollutant, contaminant, toxic substance, discharge and migration), and
     (2) to the extent that any Environmental Law or regulations thereunder are amended so as to broaden the meaning of "hazardous substance," "release," "solid waste," or "disposal" (or "disposed"), or any similar terms, or otherwise establish a meaning for any such terms which is broader than that specified above, such broader meaning shall apply.

          (o) NAMES AND PLACES OF BUSINESS. Borrower has not, during the preceding five years, had, been known by, or used any other trust, corporate, trade, or fictitious name. Except as otherwise indicated in a Disclosure Report, the chief executive office and principal place of business of Borrower are (and since its organization have been) located at the address of Borrower set out in Section 8.3. Except for the office maintained by Borrower in Wilmington, Delaware, as indicated in a Disclosure Report, Borrower has no other office or place of business.

          (p) BORROWER'S SUBSIDIARIES. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association. Borrower is not a member of any general or limited partnership, joint venture or association of any type whatsoever.

          (q) TITLE TO PROPERTIES; LICENSES. Borrower has good and marketable title in fee simple absolute to, or a valid leasehold interest in, each Restaurant Property and all of its other real property, and good and defensible title to all of its other material properties and assets, free and clear of all Prohibited Liens and of all impediments to the use of such properties and assets in Borrower's business. All Collateral is free and clear of all mechanic's or materialmen's Liens. Except as reflected in the Disclosure Schedule, there is no financing statement covering any Collateral on file in any public office. Borrower warrants the title to all Collateral and the Liens created and evidenced by the Security Documents against the claims of all persons whomsoever lawfully claiming or to claim the same or any part thereof, subject to Liens permitted under
     Section 7.1(p). Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and Borrower is not in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property. All Collateral is served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the use thereof as represented by Borrower at or within the boundary lines of such Collateral. All streets, alleys and easements necessary to serve any Collateral for the use represented by Borrower have been completed and are serviceable and such streets have been dedicated and accepted by applicable governmental entities. All Collateral is in good condition and repair with no deferred maintenance (other than maintenance, the deferral of which has not and will not materially adversely affect the value or use of any specific item of Collateral) and is free from damage caused by fire or other casualty. Borrower is aware of no latent or patent structural or other significant defect or deficiency in any Collateral. Design and as-built conditions of any Collateral are such that no drainage or surface or other water will drain across or rest upon either such Collateral or land of others. No Collateral is within a flood plain except as indicated on a survey of such Collateral delivered to Lender. None of the improvements on any Collateral create an encroachment over, across or upon any of such Collateral boundary lines, rights of way or easements giving rise to a material impediment to the use of adjoining land, and no buildings or other improvements on adjoining land create such an encroachment giving rise to a material impediment to the use of such Collateral.

          (r) GOVERNMENT REGULATION. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other statute, law, regulation or decree which regulates the incurring by such Person of Debt, including statutes, laws, regulations or decrees relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     Section 4.2. REPRESENTATION BY LENDER. Lender hereby represents that it will acquire the Note for its own account; however, the disposition of Lender's property shall at all times be and remain within its control and, in particular and without limitation, Lender may at any time sell, assign, grant participations in, delegate or otherwise transfer to any other Person (an "ASSIGNEE") all or part of the rights and duties of Lender under this Agreement and the other Loan Documents. To the extent indicated in any document, instrument or agreement so selling, assigning, granting participations in, or otherwise transferring to an Assignee such rights and/or duties, (i) the Assignee shall acquire all of Lender's rights under this Agreement and the other Loan Documents and (ii) the Assignee shall be deemed to be the "Lender" under this Agreement and the other Loan Documents with the authority to exercise such rights in the capacity of Lender.

                        ARTICLE V - COVENANTS OF BORROWER

     Section 5.1. AFFIRMATIVE COVENANTS. To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loan, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

          (a) PAYMENT AND PERFORMANCE. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents.

          (b) BOOKS FINANCIAL STATEMENTS AND REPORTS. Borrower will at all times maintain full and accurate books of account and records. Borrower will maintain a standard system of accounting and will furnish the following statements and reports to Lender at Borrower's expense:

               (i) As soon as available, and in any event within ninety days after the end of each Fiscal Year, complete financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by Deloitte & Touche, or other independent certified public accountants selected by Borrower and acceptable to Lender, stating that such financial statements have been so prepared. These financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

               (ii) As soon as available, and in any event within forty-five days after the end of each Fiscal Quarter, Borrower's balance sheet as of the end of such Fiscal Quarter and statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under Section 5.1(b)(i) above, furnish a certificate in the form of Exhibit C signed by the Managing Trustees of Borrower stating that such financial statements are accurate and complete, that such Managing Trustees have reviewed the Loan Documents, and that no Default exists at the end of such Fiscal Quarter or at the time of such certificate, or specifying the nature and period of existence of any such Default.

               (iii) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower, Owners or any of their respective Affiliates to its beneficial owners or stockholders, and all registration statements, periodic reports and other statements and schedules filed by Owners with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

     (c) COMMUNICATIONS WITH LESSORS AND FRANCHISEES. Borrower shall provide to Lender upon request complete copies of any communications from any Lessor or any Franchisee material to Borrower, any Ground Lease, any Operating Lease, any Restaurant Property or any other Collateral including, without limitation, any notices of an event of default or other event or condition which could materially and adversely affect the business, properties, prospects, operations, or financial condition of Borrower, promptly following receipt by' Borrower. Borrower hereby authorizes Lender to discuss with each Lessor and each Franchisee Borrower's financial condition, operations and any' other matters relating to Borrower, any Ground Lease, any Operating Lease or any Restaurant Property upon the occurrence or existence of any Event of Default. Borrower further (a) consents to the release to Lender by each Lessor and each Franchisee of any information relating to the foregoing matters, and (b) instructs each Lessor and each Franchisee to release any information relating to the foregoing matters upon the request of Lender.

     (d) OTHER INFORMATION AND INSPECTIONS. Borrower will furnish to Lender any information which Lender may from time to time request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Borrower's, Trustees', Owners' or their respective Affiliates' businesses and operations. To the fullest extent permissible under the Operating Leases, Borrower will permit representatives appointed by Lender (including independent accountants, agents, attorneys, appraisers and any other Persons) to visit and inspect any of Borrower's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Borrower shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its Owners, Trustees, employees and representatives. Lender agrees that, until the occurrence of a Default, it will take all reasonable steps to keep confidential any proprietary information given to it by Borrower, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain,
(ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or authority,
(iii) is disclosed to Lender's Affiliates, auditors, attorneys, or agents, or
(iv) is furnished to any purchaser or prospective purchaser of participations or other interests in the Loan or any Loan Document.

     (e) NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Borrower will promptly notify Lender:

          (i) of any material adverse change in Borrower's financial condition or in the aggregate value of the Collateral,

          (ii) of the occurrence of any Default,

          (iii) of the acceleration of the maturity of any Debt owed by Borrower or of any default by Borrower under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a material adverse effect upon Borrower's financial condition or on the value of any material part of the Collateral,

          (iv) of the occurrence of any Termination Event,

          (v) of any claim of $50,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against Borrower or with respect to Borrower's properties, and

          (vi) of the filing of any suit or proceeding against Borrower in which an adverse decision could have a material adverse effect upon Borrower's financial condition, business or operations or on the value of any Collateral.

Upon the occurrence of any of the foregoing Borrower will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Lender and Lender's counsel in writing at least twenty Business Days prior to the date that Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning any Collateral, furnishing with such notice any necessary financing statement amendments or requesting Lender and its counsel to prepare the same.

     (f) MAINTENANCE AND OPERATION OF COLLATERAL. Subject to the terms and provisions of the Operating Leases, Borrower shall cause each Franchisee to use all tangible Collateral in the business of such Franchisee, and all such tangible Collateral shall remain in such Franchisee's possession or control at all times at such Franchisee's and Borrower's risk of loss and shall be located on the real property subject to the Security Documents. Borrower will warrant and forever defend the title to the Collateral and all Liens created and evidenced by the Security Documents against the claims of all persons whomsoever lawfully claiming or to claim the same or any part thereof, subject to Liens permitted under Section 7.1(p). Subject to the terms and provisions of the Operating Leases, Borrower will cause each Franchisee to keep the Collateral in good order, repair, condition and appearance, causing all necessary structural and non-structural repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Collateral to be misused, abused or wasted or to deteriorate. Notwithstanding the foregoing, Borrower will not, without the prior written consent of Lender, (i) erect any new buildings, structures or other improvements on the Collateral; (ii) remove from the Collateral any fixtures or personal property covered by any Security Document except such as is replaced by Borrower by an article of equal suitability and value, owned by Borrower, free and clear of any Lien (except that created by the Security Documents or subordinated pursuant to the Subordination Agreement), (iii) make or permit to be made any structural or material alteration to the Collateral or any other alteration thereto which impairs the value thereof or (iv) except as may be permitted under the Operating Leases, make or permit to be made any alteration to the Collateral involving an estimated expenditure exceeding $10,000 except pursuant to plans and specifications approved in writing by Lender. Borrower will not use or occupy, or allow the use or occupancy of, the Collateral in any manner which violates any applicable law or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Borrower will comply with and use reasonable efforts to cause all occupants of the Collateral to comply with the ADA and/or the FHAA and shall provide Lender with copies of all plans for compliance with the ADA and/or the FHAA and all surveys relating to such compliance now in Borrower's possession or obtained by Borrower during the term of the Loan. Borrower will not initiate or permit any zoning reclassification of the Collateral or seek any variance under existing zoning ordinances applicable to the Collateral or use or permit the use of the Collateral in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other applicable laws. Borrower will not impose any restrictive covenants or encumbrances upon the Collateral, execute or file any subdivision plat affecting the Collateral or consent to the annexation of the Collateral to any municipality, without the prior written consent of Lender. Borrower shall not operate the Collateral, or permit the Collateral to be operated, as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Collateral or any part thereof, as tenant stockholders or otherwise. Borrower shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Collateral. Borrower will not do or suffer to be done any act whereby the value of any part of the Collateral may be lessened. To the fullest extent permissible under the Operating Leases, Lender or its authorized representatives, including but not limited to third party appraisers, environmental engineers, employees of Lender, architects and engineers, shall have the right to inspect and conduct testing on the Collateral at any time and Borrower will assist Lender and/or said representatives in whatever way necessary to make such inspections and/or testing. If Borrower receives a notice or claim from any federal, state or other governmental entity pertaining to the Collateral, including specifically but without limitation a notice that the Collateral is not in compliance with any applicable law, Borrower will promptly furnish a copy of such notice or claim to Lender.

     (g) MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Borrower will maintain and preserve its existence as a Delaware business trust and its rights and franchises in full force and effect and will qualify to do business as a foreign business entity in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on Borrower.

     (h) PAYMENT OF TRADE DEBT, TAXES, ETC. Borrower will (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property and cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Collateral, or any part thereof, or any trustee under any Security Document, or Lender for or on account of the Obligations or any interest created by any Security Document and will furnish Lender with receipts showing payment of such taxes and assessments at least ten (10) days prior to the applicable default date therefor; (iii) cause all debts and liabilities of any character, including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Collateral, incurred in the construction, maintenance, operation and development of the Collateral to be promptly paid, and within ninety days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Borrower may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity, applicability, or amount thereof by appropriate proceedings and has set aside on its books adequate reserves therefor, and, with regard to any asserted tax or assessment required to be paid under clause (ii) of this Section 5.1(h), if Borrower shall (1) prior to delinquency of the asserted tax or assessment Borrower establishes an escrow acceptable to Lender adequate to cover the payment of such tax or assessment with interest, costs and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow shall be returned to Borrower upon payment of all such taxes, assessments, interest, costs and penalties); (2) Borrower pays to Lender promptly after demand therefor all costs and expenses incurred by Lender in connection with such contest; and (3) Borrower promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the tax, assessment, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which the Collateral may be sold.

     (i) INSURANCE. Borrower shall, or shall cause each Franchisee to, keep the Collateral insured to the fullest extent specified in each Operating Lease. Borrower will also provide such other insurance as Lender may from time to time require, in such companies, upon such terms and provisions, in such amounts, and with such endorsements, all as are approved by Lender. To the fullest extent permitted by each Operating Lease, Borrower further agrees that Borrower will cause each Franchisee to deliver to Borrower, which will in turn deliver to Lender, true and correct copies of the original policies evidencing such insurance and any additional insurance which shall be taken out upon any part of the Collateral and receipts evidencing the payment of all premiums, and will cause each Franchisee to deliver certificates evidencing renewals of all such policies of insurance to Borrower, which will in turn deliver such certificates to Lender, at least fifteen (15) days before any such insurance shall expire. In the event of foreclosure of any Collateral or other transfer of title to any Collateral in extinguishment in whole or in part of the Obligations, Borrower shall cause all right, title and interest of each Franchisee in and to such policies then in force concerning such Collateral and all proceeds payable thereunder to, and all right, title and interest of Borrower in and to such policies then in force concerning such Collateral and all proceeds payable thereunder shall, thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title. In the event any of the Collateral covered by such insurance is destroyed or damaged by fire, explosion, wind storm, hail or by any other casualty against which insurance shall have been required hereunder, subject to the terms and provisions of each Operating Lease, (i) Lender may, but shall not be obligated to, make proof of loss if not made promptly by a Franchisee or Borrower, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Lender instead of to Franchisee or Borrower, and (iii) Lender shall have the right to apply the insurance proceeds first, to reimburse Lender or any trustee under any Security Document for all costs and expenses, including reasonable attorney's fees, incurred in connection with the collection of such proceeds and, second, the remainder of said proceeds shall be applied, at the discretion of Lender, in payment of the Obligations either in whole or in part, whether or not then due and payable, in the order determined by Lender in its sole discretion, or to the repair, restoration or replacement, either partly or entirely, of the Collateral so destroyed or damaged, provided that, any insurance proceeds held by Lender to be applied to the repair, restoration or replacement of the

Collateral shall be so held without payment or allowance of interest thereon and shall be paid out from time to time upon compliance by Borrower with such terms, conditions and requirements as may be imposed by Lender. In any event, notwithstanding the occurrence of any casualty, the unpaid portion of the Obligations shall remain in full force and effect (except to the extent of application of insurance proceeds as provided above) and Borrower shall not be excused in the payment thereof. If any act or occurrence of any kind or nature (including any casualty on which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Collateral, Borrower shall give immediate notice thereof by mail to Lender and, unless otherwise so instructed by Lender, and subject to the terms and provisions of each Operating Lease, shall promptly, at Borrower's sole cost and expense and regardless of whether the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace and rebuild the Collateral as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction in accordance with plans and specifications submitted to and approved by Lender and otherwise in accordance with the provisions of the Security Documents. Borrower shall, or shall cause each Franchisee to, maintain Comprehensive General Liability insurance against claims for bodily injury or death and property damage occurring in or upon or resulting from the Collateral, in standard form and with a reputable insurance company or companies. Borrower shall, or shall cause each Franchisee to, maintain with respect to each policy or agreement evidencing such Comprehensive General Liability insurance such endorsements as may be required by Lender and, to the fullest extent permitted by each Operating Lease, shall at all times cause each Franchisee to deliver, and Borrower shall in turn deliver and maintain with Lender a certificate with respect to such insurance in form satisfactory to Lender. Not less than fifteen (15) days prior to the expiration date of each policy of insurance required pursuant to this Section 5.1(i), Borrower shall, or shall cause each Franchisee to, deliver to Borrower, and Borrower shall in turn deliver to Lender, a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Lender. In the event of a foreclosure on any Collateral, subject to the terms of each Operating Lease, the purchaser of such Collateral shall succeed to all the rights of Borrower and each Franchisee, including any right to unearned premiums, in and to all policies of insurance assigned pursuant to the provisions of this Section 5.1(i), and Borrower shall cause each Franchisee to authorize, and Borrower hereby authorizes Lender to, notify any or all insurance carriers of this assignment.

     (j) PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees) in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (iii) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (iv) the defense or enforcement of the Loan
Documents or the defense of Lender's exercise of its rights thereunder (including costs and expenses of determining whether and how to carry out such defense or enforcement). Borrower, upon demand by Lender, shall pay all deductions by any governmental entity from the value of property for the purpose of taxation of any Lien thereon under any Security Document, and the whole or any part of any taxes, assessments, charges or Liens imposed on Lender so as to affect any Security Document, the Obligations or Lender, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender (i) it might be unlawful to require Borrower to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Lender may elect, by notice in writing given to Borrower, to declare all of the Obligations to be and become due and payable sixty (60) days from the giving of such notice.

     (k) PERFORMANCE ON BORROWER'S BEHALF. If Borrower fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Lender may pay the same. Borrower shall immediately reimburse Lender for any such payments and each amount paid by Lender shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Lender.

     (l) INTEREST. Borrower hereby promises to pay interest to Lender at the Late Payment Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to reimburse or indemnify Lender) and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

     (m) COMPLIANCE WITH AGREEMENTS AND LAW. Borrower will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party! or by which it or any of its properties is bound, including without limitation each Ground Lease and each Operating Lease. Borrower will conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto, including Environmental Laws.

     (n) ENVIRONMENTAL. Borrower will not cause or permit the Collateral or Borrower to be in violation of, or do anything or permit anything to be done which will subject the Collateral to any remedial obligations under, any Environmental Law, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Collateral and Borrower and Borrower will promptly notify Lender in writing of any existing, pending or, to the best knowledge of Borrower, threatened investigation or inquiry by any governmental authority in connection with any Environmental Law. Borrower shall obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Collateral by reason of any Environmental Law. Borrower shall take all steps necessary to determine that no "hazardous substances" or "solid wastes" are being "disposed" of or otherwise "released" on or to the Collateral (as such terms are defined in Section 4.1(n)). Borrower will not cause or permit the disposal or other release of any hazardous substance or solid waste on or to the Collateral and covenants and agrees to keep or cause the Collateral to be kept free of any hazardous substance or solid waste and to remove the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at its sole expense. Without limitation of Lender's rights to declare a default hereunder and to exercise all remedies available by reason thereof, in the event Borrower fails to comply with or perform any of the foregoing covenants and obligations, Lender may (without any obligation, express or implied) remove any hazardous substance or solid waste from the Collateral (or if removal is prohibited by law, take whatever action is required by law) and the cost of the removal or such other action shall be a demand obligation owing by Borrower to Lender. Borrower grants to Lender and its agents, employees, contractors and consultants access to the Collateral and the license (which is coupled with an interest and irrevocable while the Security Documents are in effect) to remove the hazardous substance or solid waste (or if removal is prohibited by law, to take whatever action is required by law). Upon Lender's reasonable request, at any time and from time to time during the existence of any Security Document, Borrower will provide at Borrower's sole expense an inspection or audit of the Collateral from an engineering or consulting firm approved by Lender indicating the presence or absence of hazardous substances and solid wastes on the Collateral. If Borrower fails to provide same after ten
(10) days' notice, Lender may order same, and to the fullest extent permissible under each Operating Lease, Borrower grants to Lender and its agents, employees, contractors and consultants access to the Collateral and a license (which is coupled with an interest and irrevocable while any Security Document is in effect) to perform inspections and tests. The cost of such inspections and tests shall be a demand obligation owing by Borrower to Lender.

     (o) ASBESTOS. Borrower covenants and agrees that it will not install in the Collateral, nor permit to be installed in the Collateral, asbestos, material containing asbestos which is or may become friable or material containing asbestos deemed hazardous by any Environmental Law, and that, if any such asbestos or material containing asbestos exists in or on the Collateral, whether installed by Borrower or others, Borrower will remove the same (or if removal is prohibited by law, will take whatever action is required by law, including without limitation implementing any required operation and maintenance program) promptly upon discovery at its sole expense. Without limitation of Lender's rights to declare a default hereunder and to exercise all remedies available by reason thereof, in the event Borrower fails to comply with or perform any of the foregoing covenants and obligations, Lender may (without any obligation, express or implied) remove such asbestos or material containing asbestos (or if removal is prohibited by law, take whatever action is required by law including without limitation implementing any required operation and maintenance program) and the cost of removal or such other action shall be a demand obligation owing by Borrower to Lender. Borrower grants to Lender and its agents, employees, contractors and consultants access to the Collateral and a license (which is coupled with an interest and irrevocable while any Security

Document is in effect) to remove such asbestos or materials containing asbestos (or if removal is prohibited by law, take whatever action is required by law, including without limitation implementing any required operation and maintenance program). Upon Lender's reasonable request, at any time and from time to time during the existence of any Security Document, Borrower shall provide at Borrower's sole expense an inspection or audit of the Collateral from an engineering or consulting firm approved by Lender, indicating the presence or absence of asbestos or material containing asbestos on the Collateral. If Borrower fails to provide same after ten (10) days' notice, Lender may order same, and Borrower grants to Lender and its agents, employees, contractors and consultants access to the Collateral and a license (which is coupled with an interest and irrevocable while any Security Document is in effect) to perform inspections and tests. The cost of such inspections and tests shall be a demand obligation owing by Borrower to Lender.

     (p) INDEMNIFICATION REGARDING ENVIRONMENTAL MATTERS. Borrower agrees to indemnify and hold Lender and each trustee under any Security Document (for purposes of this Section 5.1(p), the terms 'Lender" and "trustee" shall include the directors, officers, partners, employees and agents of Lender and each trustee, respectively, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender and each trustee respectively) harmless from and against, and to reimburse Lender and each trustee under any Security Document with respect to, any and all claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgments, penalties, costs and expenses (including attorney's' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, imposed on, asserted against or incurred by Lender and/or any trustee under any Security Document at any time and from time to time by reason of, in connection with or arising out of (a) the breach of any representation or warranty of Borrower as set forth herein regarding asbestos, material containing asbestos or Environmental Laws, (b) the failure of Borrower to perform any obligation herein required to be performed by Borrower regarding asbestos, material containing asbestos or Environmental Laws, (c) any violation on or before the Release Date (as hereinafter defined) of any Environmental Law in effect on or before the Release Date, (d) the removal of hazardous substances or solid wastes from the Collateral (or if removal is prohibited by law, the taking of whatever action is required by law), (e) the removal of asbestos or material containing asbestos from the Collateral (or if removal is prohibited by law, the taking of whatever action is required by law including without limitation the implementation of any required operation and maintenance program), (f) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on the Collateral or release from the Collateral of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Collateral, regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence, and (g) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous substance or solid waste located upon or migrating into, from or through the Collateral (whether or not any or all of the foregoing was caused by Borrower or its tenant or subtenant, or a prior owner of the Collateral or its tenant or subtenant, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or waste or the mere presence of such substance or waste on the Collateral). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES
SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS,
LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES
AND COURT COSTS) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ThE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT
LIABILITY. However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party. The "Release Date" as used herein shall mean the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured hereby have been paid and performed in full and the Security Documents have been released, or (ii) the date on which the Liens of the Security Documents are foreclosed or a conveyance by deed in lieu of such foreclosure is fully effective; provided, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of any Security Document but will survive the Release Date, foreclosure or conveyance in lieu of foreclosure, and the repayment of the Obligations and the discharge and release of the Security Documents and the other documents evidencing and/or securing the Obligations. Any amount to be paid under this Section 5.1(p) by Borrower to Lender and/or any trustee under any Security Document shall be a demand obligation owing by Borrower to Lender and/or such trustee. Nothing in this Section 5.1(p), this Agreement, any Security Document or in any other document evidencing, securing or relating to the Obligations shall limit or impair any rights or remedies of Lender and/or any trustee under any Security Document against Borrower or any third party under Environmental Laws, including without limitation any rights of contribution or indemnification available thereunder.

     (q) EVIDENCE OF COMPLIANCE. Borrower will furnish to Lender at Borrower's expense all evidence which Lender from time to time reasonably requests as to the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

     (r) COMPLIANCE WITH GROUND LEASES AND OPERATING LEASES. Borrower shall comply, and shall cause each Lessor and each Franchisee to comply, with all provisions of each Ground Lease and each Operating Lease and, if necessary, exercise any option or other extension right necessary to cause the term of each Ground Lease and each Operating Lease to extend to a date beyond November 30, 1996.

     (s) CONDEMNATION. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Collateral or any portion thereof, or any other proceedings arising out of injury or damage to the Collateral, or any portion thereof, Borrower will notify Lender of the pendency of such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. To the fullest extent permissible under each Operating Lease, Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. All of Borrower's interest in proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Collateral and all judgments, decrees and awards for injury or damage to the Collateral shall be paid to Lender and shall be applied, first, to reimburse Lender or any trustee under any Security Document for all costs and expenses, including reasonable attorney's fees, incurred in connection with collection of such proceeds and, second, the remainder of said proceeds shall be applied, at the discretion of Lender, to the payment of the Obligations, either in whole or in part, whether or not then due and payable, in the order determined by Lender in its sole discretion or paid out to repair or restore the Collateral so affected by such condemnation, injury or damage. In any event, notwithstanding such condemnation, the unpaid portion of the Obligations shall remain in full force and effect (except to the extent of application of condemnation proceeds as provided above) and Borrower shall not be excused in the payment thereof. In the event any of the foregoing proceeds are applied to the repair, restoration or replacement of the Collateral, Borrower shall promptly commence and complete such repair, restoration or replacement of the Collateral as nearly as possible to its value, condition and character immediately prior to such damage or taking in accordance with plans and specifications submitted to and approved by Lender and otherwise in accordance with the provisions of the Security Documents. To the fullest extent permissible under each Operating Lease, Borrower hereby assigns and transfers all such proceeds, judgments, decrees and awards to Lender and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards as Lender may request. Lender is hereby authorized, in the name of Borrower, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award. Lender shall not be, in any event or circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

     (t) PROTECTION AND DEFENSE OF LIEN. If the validity or priority of any Security Document or of any rights, titles or Liens created or evidenced thereby with respect to the Collateral or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Borrower with respect thereto, Borrower will give prompt written notice thereof to Lender and at Borrower's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including but not limited to the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and each trustee under any Security Document and Lender, or any of them (whether or not named as parties to legal proceedings with respect thereto) are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of any Security' Document and the rights, titles and Liens created or evidenced thereby, including but not limited to the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Collateral, the purchase of any tax title and the removal of prior Liens (including but not limited to the payment of debts as they mature or the payment in full of matured or non-matured debts, which are secured by these prior Liens), and all expenses so incurred of every kind and character shall be a demand obligation owing by Borrower and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

     Section 5.2. NEGATIVE COVENANTS. To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loan, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

          (a) RESTRICTED DEBT. Borrower will not in any manner owe or be liable for Restricted Debt except (i) the Obligations, and (ii) any Ground Lease, to the extent such Ground Lease may constitute Restricted Debt pursuant to the definition of such latter term.

          (b) LIMITATION ON MERGERS, ISSUANCES OF SECURITIES. Borrower will not merge or consolidate with or into any other business entity. Borrower will not issue any securities or any other beneficial ownership interests.

          (c) LIMITATION ON BUSINESS. Borrower will not enter into or engage in any business other than the acquisition and management of Restaurant Properties. Borrower shall not permit Tenants to at any time operate Restaurant Properties with an aggregate collateral value in excess of $5,000,000.

          (d) LIMITATION ON CREDIT EXTENSIONS. Except for Permitted Investments, Borrower will not extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

          (e) TRANSACTIONS WITH AFFILIATES. Borrower will not engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates.

          (f) CERTAIN CONTRACTS; AMENDMENTS; MULTI-EMPLOYER ERISA PLANS. Borrower will not enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. Borrower will not amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender under or acquired pursuant to any Security Documents. Borrower will not incur any obligation to contribute to any "multi employer plan" as defined in Section 4001 of ERISA.

          (g)  FISCAL YEAR. Borrower will not change its fiscal year.

          (h) CHANGE IN CONTROL. Borrower will not permit (i) Owners to own less than all of the beneficial ownership interests in Borrower, (ii) any Person, other than each Managing Trustee, to be a managing trustee of Borrower, or (iii) any Person, other than each Trustee, to be a trustee of Borrower.

          (i) GROUND LEASES AND OPERATING LEASES. Borrower shall not (i) violate any of the provisions of any Ground Lease or any Operating Lease or otherwise cause or permit any default under any Ground Lease or any Operating Lease; (ii) amend, modify or terminate, or permit termination, material amendment or material modification of any Ground Lease or any Operating Lease; (iii) transfer, assign or waive any of its rights under any Ground Lease or any Operating Lease or (iv) abandon any Restaurant Property.

                              ARTICLE VI - SECURITY

     Section 6.1. THE SECURITY. The Obligations will be secured by any Security Documents hereafter delivered by Borrower and accepted by Lender.

     Section 6.2. AGREEMENT TO DELIVER SECURITY DOCUMENTS. Borrower will, on request of Lender, (i) promptly correct any defect, error or omission which may be discovered in the contents of any Security Document or in any other instrument now or hereafter executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including without limitation further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of the Security Documents and such other instruments and to subject to the Liens thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Collateral; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Lender to protect the Liens under the Security Documents against the rights or interests of third persons; and

(iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Lender to enable Lender to comply with the requirements or requests of any agency having jurisdiction over Lender or any examiners of such agencies with respect to the Obligations, Borrower or the Collateral; and Borrower will pay all costs connected with any of the foregoing.

     Section 6.3. PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. Borrower will from time to time deliver to Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance satisfactory to Lender, which Lender requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

     Section 6.4. ACCOUNTS; OFFSET. To secure the repayment of the Obligations Borrower hereby grants to Lender a security interest, a Lien, and a right of offset, each of which shall be in addition to all other interests, Liens, and rights of Lender at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any other credits and claims of Borrower at any time existing against Lender. Upon the occurrence of any Default, Lender is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations then due and payable.

                 ARTICLE VII - EVENTS OF DEFAULT AND REMEDIES

     Section 7.1. EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

          (a) Borrower fails to pay any Obligation within three (3) calendar days after the same becomes due and payable, whether at a date for the payment of a fixed installment or as a result of acceleration or otherwise;

          (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

          (c) Borrower fails to duly observe, perform or comply with any covenant, agreement or provision of Section 5.1(e) or Section 5.2;

          (d) Borrower fails (other than as referred to in subsections (a), (b) or (c) of this Section 7.1) to duly observe, perform or comply, with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Lender to Borrower;

          (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of Borrower in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 4.1(e) for any reason other than its release or subordination by Lender;

          (f) Borrower fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

          (g) Borrower (i) fails to pay any portion, when such portion is due, of any of its Debt in excess of $50,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

          (h) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $50,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $50,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

          (i)  Borrower:

               (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

               (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes other action to authorize any of the foregoing; or

               (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

               (iv) suffers the entry against it of a final judgment for the payment of money in excess of $50,000 (not covered by insurance satisfactory to Lender in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

               (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

          (j) Any material adverse change occurs in Borrower's financial condition or businesses or operations;

          (k) the Collateral or any part thereof is taken on execution or other process of law in any action against Borrower;

          (l) Borrower fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of Borrower;

          (m)  Borrower abandons all or a portion of the Collateral;

          (n) the holder of any Lien on the Collateral (without hereby implying the consent of Lender to the existence or creation of any such Lien) declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder;

          (o) without the prior written consent of Lender, Borrower sells, exchanges, leases, assigns, transfers, conveys or otherwise disposes of all or any part of the Collateral or any interest therein, or legal or equitable title to the Collateral, or any part thereof or any' interest therein, is vested in any other party, in any manner whatsoever, by operation of law or otherwise, whether any of the foregoing is voluntary or involuntary, it being understood that the consent of Lender required hereunder may be refused by Lender in its sole and absolute discretion and for any reason or may be predicated upon any terms, conditions and covenants deemed advisable or necessary in the sole and absolute discretion of Lender; or

          (p) without the prior written consent of Lender, Borrower creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Lien (except for any Liens (i) for ad valorem taxes on the Collateral which are not delinquent or (ii) that are subordinated pursuant to the Subordination Agreement), other than Liens permitted by Lender, regardless of whether the same are expressly or otherwise subordinate to the Liens granted in the Security Documents, or acquires any fixtures, equipment or other property forming a part of the Collateral pursuant to a lease, license or similar agreement, other than a Ground Lease, it being understood That the consent of Lender required hereunder may be refused by Lender in its sole and absolute discretion and for any reason or may be predicated upon any terms, conditions and covenants deemed advisable or necessary in the sole and absolute discretion of Lender.

Upon the occurrence of an Event of Default described in subsection (i)(i),
(i)(ii) or (i)(iii) of this Section 7.1 above with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower. Upon any such acceleration, any obligation of Lender to make any further Advances shall be permanently terminated. During the continuance of any other Event of Default, Lender at any time and from time to time may without notice to Borrower do either or both of the following: (1) terminate any obligation of Lender to make Advances hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any' other notice or declaration of any kind, all of which are hereby expressly waived by Borrower.

     Section 7.2. REMEDIES. If any Default shall occur and be continuing, Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     Section 7.3. INDEMNITY. Borrower agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section, collectively, "LIABILITIES AND COSTS") which to any' extent (in whole or in part) may be imposed on, incurred by, or asserted against Lender growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by Borrower or any of its Affiliates or any liabilities or duties of Borrower or any of its Affiliates or of Lender with respect to Hazardous Materials found in or released into the environment).

     THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER,

provided only that Lender shall be not entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "LENDER" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

                          ARTICLE VIII - MISCELLANEOUS

     Section 8.1. WAIVERS AND AMENDMENTS; ACKNOWLEDGMENTS.

          (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower shall in any case of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

          (b) ACKNOWLEDGEMENTS AND ADMISSIONS. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) Lender owes no fiduciary duty to Borrower with respect to any Loan Document or the transactions contemplated thereby,
     (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents b&tween Borrower and Lender,
     (vii) should an Event of Default or Default occur or exist Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) Lender has relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to make the Loan.

     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT ThE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 8.2. SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of Borrower's various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by Borrower to Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by Borrower in the Loan Documents, and the rights, powers, and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Lender of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 8.3. NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prep aid, to Borrower at the address of Borrower specified on the signature pages hereto and to Lender at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Request for Advance shall become effective until actually received by Lender.

     Section 8.4. PARTIES IN INTEREST. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lender.

     Section 8.5. GOVERNING LAW; SUBMISSION TO PROCESS. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America, without regard to principles of conflicts of law. Chapter 15 of Texas Revised Civil Statutes Article 5069 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or the Note. Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Texas and agrees and consents that service of process may be made upon it in any legal proceeding relating to the Loan Documents or the Obligations by? any means allowed under Texas or federal law.

     Section 8.6. LIMITATION ON INTEREST. Lender, Borrower and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Borrower nor any present or future guarantors, endorsers, or other

Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prep aid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender and Borrower (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used when appropriate in determining the Highest Lawful Rate. As used in this section the terms "applicable usury law" and "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     Section 8.7. TERMINATION; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a notice delivered to Lender to terminate this Agreement. Upon receipt by Lender of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any' waivers or admissions made by Borrower in any Loan Documents, any Obligations under Section 2.7, and any obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

     Section 8.8. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan

Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 8.9. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     SECTION 8.10. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND
IRREVOCABLY: (a) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                               U.S. RESTAURANT PROPERTIES
                               BUSINESS TRUST I



                               By: /s/ ROBERT J. STETSON
                                  --------------------------------------
                                  Robert J. Stetson, Managing Trustee



                               By: /s/ FRED MARGOLIN
                                  --------------------------------------
                                  Fred Margolin, Managing Trustee

                               Address:

                               c/o U.S. Restaurant Properties Master L.P.
                               5310 Harvest Hill Road
                               Suite 270, LB 168
                               Dallas, Texas 75230
                               Attention: Mr. Fred Margolin, Chairman

                               Telephone: (214) 387-1487
                               Telecopy: (214) 490-9119

                               MORGAN KEEGAN MORTGAGE
                               COMPANY INC.


                               By: /s/ R. DAVIS HOWE
                                  --------------------------------------
                                  Name: R. Davis Howe
                                  Title: Managing Director



                                Address:

                                c/o Morgan Keegan & Company, Inc.
                                50 North Front Street, 20th Floor
                                Memphis, Tennessee 38103
                                Attention: Mr. R. Davis Howe and
                                           Mr. David L. Howard

                                Telephone: (901) 579-5489
                                Telecopy: (901) 579-4355

                                Wire Transfer Instructions:

                                Name of Bank: First Tennessee Bank Memphis
                                ABA No.:  084000026
                                Account Name: Morgan Keegan
                                Account No.: 0010000117382
                                Reference: M. Keegan Mortgage-U.S. Restaurant
                                Attention: Mr. David L. Howard

                                                                     SCHEDULE 1

                               DISCLOSURE SCHEDULE

     To supplement the following sections of the Agreement of which this
Schedule is a part, Borrower hereby makes the following disclosures:

     Section 4.1(f) INITIAL FINANCIAL STATEMENTS:





     Section 4.1(g) OTHER OBLIGATIONS AND RESTRICTIONS:

                                      None.



     Section 4.1(j) NO AGREEMENTS TO SELL ASSETS:

          Burger King Corporation has a right of first refusal to acquire any restaurant properties owned by any of the Owners which is used as a Burger King restaurant.



     Section 4.1(l) ENVIRONMENTAL AND OTHER LAWS:

                                      None.



     Section 4.1(q), TITLE TO PROPERTIES: LICENSES:

          UCC-1 Financing Statement (No. 124828) filed June 28,1995 with the Secretary of State of Texas.

                                                                       EXHIBIT A

                                 PROMISSORY NOTE


$20,000,000              Memphis, Tennessee                        April 29,1996

     FOR VALUE RECEIVED, the undersigned, U.S. RESTAURANT PROPERTIES BUSINESS TRUST I, a Delaware business trust organized under the Delaware Business Trust Act ("Borrower"), hereby promises to pay to the order of MORGAN KEEGAN MORTGAGE COMPANY INC., a Tennessee corporation ("Lender"), the principal sum of TWENTY MILLION DOLLARS ($20,000,000) or, if less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Loan Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Lender, c/o Morgan Keegan & Company, Inc., 50 North Front Street, 20th Floor, Memphis, Tennessee, or at such other place within Shelby County, Tennessee, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Loan Agreement of even date herewith between Borrower and Lender (as from time to time supplemented, amended or restated, the "LOAN AGREEMENT"), and is the Note as defined therein, (b) is subject to the terms and provisions of the Loan Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Loan Agreement). Payments on this Note shall be made and applied as provided herein and in the Loan Agreement. Reference is hereby made to the Loan Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security' thereby provided and the rights of the parties thereto.

     The principal amount of this Note, if any, in excess of $13,000,000 as of the Equity Funding Date shall be due and payable in full on such Equity Funding Date. The entire unpaid principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the earlier of (i) the Bank Facility Date, and (ii) November 30,1996.

     The holder of this Note shall have no recourse to U.S. Restaurant Properties Operating L.P., a Delaware limited partnership, or to U.S. Restaurant Properties Master L.P., a Delaware limited partnership, such partnerships being the sole beneficial owners of Borrower, in respect of the principal amount of this Note or any interest accrued hereon.

     The amount of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate and Late Payment Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Loan Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW) EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                         U.S. RESTAURANT PROPERTIES
                         BUSINESS TRUST I




                         By:
                            -------------------------------------
                              Robert J. Stetson, Managing Trustee




                         By:
                            -------------------------------------
                               Fred Margolin, Managing Trustee

                                                                       EXHIBIT B
                               REQUEST FOR ADVANCE


     Reference is made to that certain Loan Agreement dated as of April 29, 1996 (as from time to time amended, the "AGREEMENT"), by and between U.S. Restaurant Properties Business Trust I ("BORROWER") and Morgan Keegan Mortgage Company Inc. ("Lender"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests Lender to make an Advance to Borrower in the principal amount of $__________ and specifies _____________, 1996, as the date Borrower desires for Lender to make such Advance and to deliver to Borrower the proceeds thereof.

     To induce Lender to make such Advance, Borrower hereby represents, warrants, acknowledges, and agrees that:

          (a) The managing trustees of Borrower signing this instrument are the duly elected, qualified and acting managing trustees of Borrower, having all necessary authority to act for Borrower in making the request herein contained.

          (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

          (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 8.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advance requested hereby. Borrower will use the Advance hereby requested in compliance with
     Section 2.3 of the Agreement.

          (d) No material adverse change has occurred to Borrower's financial condition or businesses since the date of the Agreement.

          (e) Except to the extent waived in writing as provided in Section 8.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Agreement remains satisfied.

          (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 8.1(a) of the Agreement.
     The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

          (g) Attached hereto is a listing of the Restaurant Properties to be financed or refinanced by the Advance requested hereby, together with a true and correct copy of the closing statement (or proposed closing statement) prepared in connection with the acquisition of each such Restaurant Property. The unpaid principal balance of the Loan, after the making of the Advance requested hereby, does not exceed fifty percent (50%) of the lesser of (i) the aggregate acquisition cost of or (ii) the aggregate value of all Restaurant Properties subject to first priority Liens in favor of Lender pursuant to the Security Documents.

          (h) With respect to each Restaurant Property to be financed or refinanced by the Advance requested hereby, Borrower has furnished to
     Lender:

               (i) an appropriate version of the Subordination Agreement, if applicable, duly executed by the subordinate creditors named therein, Security Documents in form and substance satisfactory to Lender granting to Lender first priority Liens on each such Restaurant Property, and a certificate of Borrower's good standing and due qualification to do business issued by appropriate officials of each state in which such Restaurant Properties are located and in which such good standing and/or due qualification certifications are available;

               (ii) policies of mortgage title insurance with respect to each such Restaurant Property, on the ALTA standard loan policy, revised coverage, most recent form, and dated no earlier than the date of such Advance, insuring Lender of a valid first mortgage Lien on each such Restaurant Property against loss in an amount satisfactory to Lender in its sole discretion, and containing no exceptions other than Liens permitted under Section 7.1(p) and Section 3.2(f) (ii) and such endorsements and affirmative coverages as may be required by Lender;

               (iii) a favorable report of an environmental consulting firm acceptable to Lender regarding its environmental assessment of each such Restaurant Property, in scope and results acceptable to Lender;

               (iv) true and correct copies of original insurance policies covering each such Restaurant Property and complying with the requirements of Section 5.1(i);

               (v) a true and correct copy of any Ground Lease covering any such Restaurant Property, together with a landlord Lien waiver and an estoppel letter related thereto duly executed and delivered by the Lessor party to such Ground Lease and acceptable to Lender; and

               (vi) a true and correct copy of the Operating Lease covering each such Restaurant Property and an estoppel letter related thereto duly executed and delivered by the Franchisee party to such Operating Lease and acceptable to Lender.

     The managing trustees of Borrower signing this instrument hereby certify that, to the best of their knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ______________, 1996.

                         U.S. RESTAURANT PROPERTIES
                         BUSINESS TRUST I

                         By:
                            --------------------------------------
                              Robert J. Stetson, Managing Trustee

                         By:
                            --------------------------------------
                               Fred Margolin, Managing Trustee

                                                                       EXHIBIT C

                  CERTIFICATE ACCOMPANYING FINANCIAL STATEMENTS


     Reference is made to that certain Loan Agreement dated as of April 29, 1996 (as from time to time amended, the "AGREEMENT"), by and between U.S. Restaurant Properties Business Trust I ("BORROWER") and Morgan Keegan Mortgage Company Inc. ("LENDER"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     This Certificate is furnished pursuant to Section 5.I(b)(ii) of the Agreement. Together herewith Borrower is furnishing to Lender Borrower's [audited/unaudited] financial statements (the "FINANCIAL STATEMENTS") as at
                           (the "REPORTING DATE"). Borrower hereby
represents, warrants, and acknowledges to Lender that:

          (a) the managing trustees of Borrower signing this instrument are the duly elected, qualified and acting managing trustees of Borrower;

          (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

          (c) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 5.I(e) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument [except for Default(s) under Section(s) ________ of the Agreement, which [is/are] more fully described on a schedule attached hereto]; and

          (d) [Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

     The managing trustees of Borrower signing this instrument hereby certify that they have reviewed the Loan Documents and the Financial Statements and have otherwise undertaken such inquiry as is in their opinion necessary to enable them to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of their knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 199__.

                         U.S. RESTAURANT PROPERTIES
                         BUSINESS TRUST I

                         By:
                            --------------------------------------
                              Robert J. Stetson, Managing Trustee


                         By:
                            --------------------------------------
                               Fred Margolin, Managing Trustee

                                                                       EXHIBIT D

                               FORM OF OPINION OF
                MIDDLEBERG, RIDDLE & GIANNA, COUNSEL FOR BORROWER



Morgan Keegan Mortgage Company Inc.
50 North Front Street, 20th Floor
Memphis, Tennessee 38103

Ladies and Gentlemen:

     This opinion is being delivered to you pursuant to Section 3.1(f) of the Loan Agreement dated as of April 29, 1996 (the "Agreement"), by and between U.S. Restaurant Properties Business Trust I, a Delaware business trust ("Borrower"), and Morgan Keegan Mortgage Company Inc. ("Lender").
Capitalized terms which are defined in the Agreement and which are used but not defined herein shall have the meanings given them in the Agreement. Terms defined in Schedule 1 hereto shall have the same meanings when used in the body of this opinion.

     We have acted as counsel for Borrower and its sole beneficial owners, U.S. Restaurant Properties Master L.P., a Delaware limited partnership, and U.S. Restaurant Properties Operating L.P., a Delaware limited partnership (collectively, the "Partnerships"), in connection with the transactions provided for in the Agreement. 'As such counsel we have assisted in the negotiation of the Agreement and the other Loan Documents. We have examined executed counterparts (or, where indicated, photostatic copies of executed counterparts) of the documents listed in Schedule 1. (The documents listed in
Section I of Schedule l are hereinafter referred to as the "Principal Documents".) We have discussed the matters addressed in this opinion with officers and representatives of Borrower and the Partnerships to the extent we have deemed appropriate to enable us to render this opinion, and we have received a certificate authorizing us to deliver this opinion which is attached hereto as Exhibit A.

     In preparing this opinion we have also examined original counterparts or photostatic or certified copies of all other instruments, agreements, certificates, records and other documents (whether of Borrower, the Partnerships, their officers, directors, trustees, general partners, shareholders and representatives, public officials, or other persons) which we have considered relevant to the opinions hereinafter expressed. In making this examination we have assumed, with respect to all documents (other than the Principal Documents) which we have examined: the genuineness of all signatures thereon, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies. As to certain questions of fact material to such opinions we have, where such facts were not otherwise verified or established, relied upon certificates listed in Section II of Schedule l of the Managing Trustees of Borrower and of officers of the corporate general partner of the Partnerships.

     Based upon the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

     1. Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Partnerships is duly organized, validly existing and in good standing under the laws of the State of Delaware.


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

     2. Borrower has the power and authority to execute and deliver each Principal Document to which it is a party and to perform its obligations thereunder. Each Principal Document has been duly authorized, executed and delivered by Borrower and is enforceable against Borrower in accordance with its terms.

     3. Based solely on the certificates of public officials listed as items ___ through ____ in Section II of Schedule 1 hereto, Borrower and each of the Partnerships is in good standing and duly authorized to do business in each state for which such a certificate has been obtained. To our knowledge, those states are the only states within the United States in which (a) Borrower or the Partnerships own or lease any material property or conduct any material business and (b) the failure to be qualified would have a material and adverse effect on such business or on Borrower's or either Partnership's financial condition.

     4. The authorized capitalization of Borrower consists of 1,000 common shares of beneficial interest, without par value, all of which shares are issued and outstanding. All of such outstanding shares are owned of record and beneficially by the Partnerships. All of such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. To our knowledge, Borrower has no obligation or commitment to issue any other shares of beneficial interest or other equity securities, nor has it granted any options with respect thereto. Robert J. Stetson and Fred Margolin are the sole managing trustees of Borrower.

     5. The execution, delivery and performance by Borrower of the Principal Documents, and the consummation of the transactions contemplated by the Principal Documents, will not and did not:

     (a) violate any provision of the Declaration of Trust of Borrower dated as of January 23, 1996, by and among U.S. Restaurant Properties
Operating L. P., as grantor, Mark AL Ferrucci, as resident trustee, and Robert J. Stetson and Fred Margolin, as managing trustees, or the Certificate of Trust of Borrower filed with the Secretary of State of Delaware, or

     (b) to our knowledge, breach or result in a default under or result in the maturing of any indebtedness pursuant to any indenture, mortgage, deed of trust, note or loan agreement, material license agreement, or other material agreement or instrument to which Borrower or either Partnership is a party or by which any of their respective properties are bound, or

     (c) result in a violation of any law, rule or regulation or, to the best of our knowledge, any judgment, order, decree, determination or award of any court or governmental authority which is now in effect and applicable to Borrower, either Partnership or any of their respective properties.

     6. Except for any which have been obtained or completed, to our knowledge no consent, approval, waiver, license, authorization or action by or filing with any court or governmental authority or any third party is or was required for the execution and delivery by Borrower of any of the Principal Documents, or the consummation of the transactions contemplated thereby.

     7. Other than as revealed in the Disclosure Schedule, to our knowledge there are no actions, suits, proceedings or investigations pending or threatened in writing against or affecting Borrower or either of the Partnerships or any of their respective properties in any court, governmental agency or arbitrator (a) seeking to affect the enforceability or performance by Borrower of any Principal Document, or (b) which are otherwise required to be disclosed under Section 4.1 of the Agreement.


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

     8. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     9. Subject to the filing requirements described in paragraph 10 below, the Texas Deed of Trust creates to secure the Note a deed of trust lien in the "Mortgaged Properties" (as defined in the Texas Deed of Trust) located in the State of Texas and a perfected security interest in the "Collateral" and proceeds of "Collateral" (as such term is defined in the Texas Deed of Trust) with respect to which a security interest can be created under the Uniform Commercial Code of Texas (the "Code") and perfected by the filing of financing statements in such state pursuant to the Code.

     10. A fully executed counterpart of the Texas Deed of Trust is required to be filed and recorded in the appropriate real estate records of the offices of the County Clerks of the Texas counties in which properties described in the Texas Deed of Trust are located, and a fully executed counterpart of the Texas Financing Statement is required to be filed in the office of the Secretary of State of Texas. Once the Texas Deed of Trust and the Texas Financing Statement are so filed and recorded, no further or subsequent filing or refiling will be necessary in the State of Texas in order to continue the existence or perfection of the lien and security interest referred to in paragraph 9 above except that (a) in the event any indebtedness secured by the Texas Deed of Trust has not been paid before the expiration of four years from the date provided for therein or in the Note, as appropriate, for payment of such indebtedness, an extension agreement with respect to the Texas Deed of Trust, providing for the renewal or extension of such indebtedness, should be entered into and filed and recorded in the same records of each office in which the Texas Deed of Trust has been filed prior to the expiration of such four-year period, (b) a continuation statement with respect to the Texas Financing Statement must be filed under the Code in the office where such financing statement was filed within six months prior to the expiration of five years from the date of such filing (or otherwise within the time permitted by Section 9.403 of the Code), and subsequent continuation statements must be filed within six months prior to the end of each subsequent five-year period, and (c) amendments or supplements to the Texas Financing Statement or additional financing statements may be required to be filed in the event of a change in the name, identity, or organizational structure of Borrower or in the event the Texas Financing Statement otherwise becomes inaccurate or incomplete.

     11. The acceptance of the Texas Deed of Trust and the Texas Financing Statement by Lender, its possession and retention of its rights thereunder, and its presentation of such instruments for filing and recording as described in paragraph 10 hereof will not require Lender to pay or otherwise subject Lender to any tax, fee or other charge except the customary fee charged by each filing or recording officer on a per-page or per-instrument basis. Lender is not required to qualify to do business in the State of Texas or to otherwise register or make any filing (other than those described in paragraph 10 hereof) with any state or local official in the State of Texas as a result of its acceptance of such instruments, its possession and retention of its rights thereunder, or the filing or recording thereof.

     This opinion is limited by, subject to and based on the following:

     (a) This opinion is limited in all respects to the Delaware Business Trust Act, 12 Del. C. Section 3801 ET. SEQ., the laws of the State of Texas and applicable federal law; however, we are not members of the bar of the State of Delaware and our knowledge of its Business Trust Act is derived from a reading of that statute without consideration of any judicial or administrative interpretations thereof.


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

     (b) In rendering this opinion we have assumed that each of the Principal Documents in which Lender's execution is provided for has been duly authorized, executed and delivered by Lender and that Lender is concurrently herewith advancing funds to Borrower or otherwise "giving value" as contemplated in Section 9.203 of the Code.

     (c) The qualification of any opinion or statement herein by the use of the words "to our knowledge" or "known to us" means that during the course of our representation as described in this opinion letter, no information has come to the attention of the attorneys in this firm involved in the transactions described which would give such attorneys current actual knowledge of the existence of the facts so qualified. Except as set forth herein, we have not undertaken any investigation to determine the existence of such facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

     (d) We have made no examination of and express no opinion with respect to (i) titles to or rights in or, except as to adequacy of form, descriptions of the properties described in the Loan Documents, (ii) whether there are of record any liens, security interests, charges or encumbrances thereon, (iii) the filing or recording of the Loan Documents or any financing statements or other instruments relating thereto except as set forth in paragraphs 9 and 10 hereof, or (iv) whether the properties described in the Texas Deed of Trust are the properties and interests intended to be encumbered thereby.

     (e) The enforceability of the Principal Documents is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity. The opinion expressed herein that the Principal Documents are enforceable against Borrower is also subject to the qualification that certain of the remedial, waiver and other provisions of the Principal Documents may not be enforceable; but such unenforceability will not, in our judgment, render the Principal Documents invalid as a whole, or substantially interFere with the realization of the principal legal benefits provided by the Principal Documents, except to the extent of any procedural delay which may result therefrom.

     (f) Insofar as any of the opinions herein expressed concern the perfection of a security interest in "proceeds" (as such term is defined in the Code) please be advised that the continuation of the existence and perfection of such security; interest are limited as provided in Section
9.306 of the Code.

     The opinions herein expressed are for the benefit of Lender and may be relied upon only by Lender and by Thompson & Knight, P.C. in connection with any opinion delivered by them to Lender.

                                       Respectfully submitted,


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

                                   SCHEDULE 1


                         SECTION I. PRINCIPAL DOCUMENTS

1. Loan Agreement dated as of April 29, 1996, by and between U.S. Restaurant Properties Business Trust I, a Delaware business trust ("Borrower"), and Morgan Keegan Mortgage Company Inc., a Tennessee corporation ("Lender").

2. Promissory Note dated April 29, 1996, in the principal amount of $20,000,000 made by Borrower payable to the order of Lender.

3. Deed of Trust and Security Agreement dated as of May ____, 1996, by Borrower in favor of Lender, to be filed in appropriate counties in the State of Texas (the "Texas Deed of Trust").

4. Deed of Trust and Security Agreement dated as of May ____, 1996, by Borrower in favor of Lender, to be filed in appropriate counties in the States of ___________________ (the "Master Deed of Trust").

5. Assignment of Lease Rights and Profits dated as of May ____, 1996, by Borrower in favor of Lender.

6. UCC-1 Financing Statement dated May ___, 1996, executed by Borrower, as debtor, in favor of Lender, as secured party, to be filed with the Secretary of State of the State of Texas (the "Texas Financing Statement").

7. UCC-1 Financing Statements dated May ___, 1996, executed by Borrower, as debtor, in favor of Lender, as secured party, to be filed with the Secretary of State of the following jurisdictions:_________________________ (the "Master UCC-1's")

                   SECTION II. TRUST AND PARTNERSHIP DOCUMENTS
                                 AND PROCEEDINGS

                           EXHIBIT A TO LEGAL OPINION

                                   CERTIFICATE

     Reference is made to that certain Loan Agreement dated as of April 29, 1996 (the "Agreement"), by and between U.S. Restaurant Properties Business Trust I ("Borrower") and Morgan Keegan Mortgage Company Inc. ("Lender").
Section 3.1(f) of the Agreement requires, as a condition precedent to Lender's advancing funds thereunder, that Lender receive the legal opinion of Messrs. Middleberg, Riddle and Gianna, counsel for Borrower ("Counsel"). Borrower hereby authorizes Counsel to give such legal opinion and waives any attorney-client privilege which Borrower may have as to the matters discussed therein. To enable Counsel to deliver such legal opinion and thereby to induce Lender to extend the credit provided for in the Agreement, Borrower hereby represents and acknowledges to Counsel and to Lender that:

     (a) Borrower has discussed Section 8.1 of the Agreement with Counsel and fully understand that Section 8.1 provides that the Agreement and the other "Loan Documents" (as such term is defined therein) set forth, as written, the entire understanding and agreement of the parties thereto with respect to the transactions contemplated in the Agreement;

     (b) Section 8.1 of the Agreement is true and correct, and there are no unwritten representations, promises, Supplemental Agreements or other statements upon which Borrower is relying in entering into the Agreement and the other Loan Documents referred to therein;

     (c) Borrower has had all discussions with Counsel, and has made available to Counsel all documents and instruments, which Counsel have requested to enable them to give such legal opinion; and

     (d) Borrower has consulted with Counsel throughout the negotiation of the Loan Documents in order to understand the legal effect of the Loan Documents and Borrower's duties and rights thereunder, and Borrower is making a fully informed decision to enter into the Loan Documents and to undertake such duties and rights.

     IN WITNESS WHEREOF, this Certificate has been executed as of the ____ day of May, 1996.

                         U.S.  RESTAURANT PROPERTIES
                         BUSINESS TRUST I


                         By:
                            ---------------------------------------
                               Robert J. Stetson, Managing Trustee


                         By:
                            ---------------------------------------
                               Fred Margolin, Managing Trustee